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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS AGREEMENT made as of the 15th day of August, 1998 by and
                                        ----        -------    -
between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (the "Company"), and Daniel J. DeCola (the "Employee").
                ----------------

                                  WITNESSETH:

          In consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Employee agree that this Agreement supercedes any previous and/or existing Employment Agreement between the parties. Any notices or other requirements required for termination of previous agreements are hereby considered given. The Company and Employee further agree as follows:

                            Article 1. - Employment
                            -----------------------

          1.1.  Employment.  The Company agrees to employ Employee, and Employee
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agrees to serve the Company, for the period stated in Article 2 hereof (the
"Term of Employment") and upon the other terms and conditions herein provided.

          1.2.  Position and Responsibilities.  The Company employs Employee,
                -----------------------------
and Employee agrees to serve as Manager, Rolling & Finishing Operations of the Company and to accept such other responsibilities as may be assigned to Employee by the Company from time to time during the Term of Employment.

          1.3.  Duties.  During the Term of Employment, Employee shall devote
                ------
all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.


                               Article 2. - Term
                               -----------------

          The Term of Employment shall commence as of August 15, 1998 (the
                                                      ---------     -
"Effective Date"), and shall continue until the 1st anniversary of the
                                                ---
Effective Date (the "Expiration Date"), unless sooner terminated by one of the parties as permitted in this Agreement or the term of the Agreement will automatically extend for one-year periods, expiring on August 15 of each subsequent year, barring a notice by the Company not to extend, delivered at least sixty (60) days prior to any expiration date.

                           Article 3. - Compensation
                           -------------------------

          3.1.  Salary.  As compensation to the Employee for the performance of
                ------
services hereunder, the Company shall pay to the Employee a base salary (the "Salary") of One hundred and thirty-four thousand dollars ($134,000.00) per
             ----------------------------------------------------------
year. Installments of the Salary shall be paid to the Employee in accordance with the standard procedure of the Company, which at the present time is once every two (2) weeks. During the period of this Agreement, Employee's salary shall be reviewed at least annually and may be adjusted if the Board of Directors of the Company (the "Board"), the Compensation Committee (the "Compensation Committee"), or the

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President of the Company (President) determines that an adjustment is appropriate on the basis of the types of factors it generally takes into account in adjusting the salaries of employees of the Company.

          3.2.  Reimbursement of Expenses.  The Company will reimburse the
                -------------------------
Employee for those customary and necessary business expenses incurred by him in the performance of his duties and activities on behalf of the Company. Except as provided in this Agreement, such expenses will be reimbursed only on presentation by the Employee of appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its Employees.

          3.3.  Participation in Plans.  The Employee shall be entitled to
                ----------------------
participate in any incentive compensation or bonus plan, life, medical, dental, health, hospitalization, travel, accident and/or disability insurance plans and in any sick leave and/or salary continuation plan, vacation (which shall not be less than two (2) weeks per year), holiday pay, retirement or employee benefit plan or program generally offered by the Company to its salaried employees.

                     Article 4. - Termination of Employment
                     --------------------------------------

          4.1.  Definitions.  For the purposes hereof:
                -----------

                (a) "Disability" shall be deemed to have occurred at the same time as the Employee has been determined to be entitled to benefits under the Company's Short Term or Long Term Disability Plan then in effect.

                (b) "Cause" shall mean any of the following: (i) Employee's personal dishonesty, incompetence or willful misconduct; (ii) Employee's willful violation of any law or material rule or regulation, provided that such violation is demonstrably and materially injurious to the assets, operations or business prospects of the Company; (iii) the conversion or embezzlement for the personal benefit of the Employee of corporate funds or property or a material business opportunity of the Company; (iv) the misuse by the Employee for his personal benefit of any trade secrets or other information of the Company in violation of the provisions of Article 7 of this Agreement; or (v) Employee's material breach of any other provision of this Agreement which is not cured within thirty (30) days of receipt of notice of such breach from Company.

                (c) "Good Reason" shall, absent the Employee's express written consent to such action, mean the occurrence of any one of the following: (i) following a Change of Control, the removal of the Employee as Manager, Rolling & Finishing Operations of the Company (by reason other than death, disability or cause); (ii) any material breach by the Company of its respective or joint obligations contained in this Agreement not cured within 30 days after written notice; (iii) the assignment to the Employee of any duties inconsistent with his status as Manager, Rolling & Finishing Operations of the Company or a substantial alteration in the nature or status of the Employee's duties and responsibilities which renders the Employee's position to be of less dignity, responsibility or scope; (iv) a reduction by the Company in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for proportional across-the-board salary reductions due to economic conditions of the Company similarly affecting all Employees of the Company, for at least six (6) months,

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provided, however, that in no event shall the Employee's base salary be reduced by more than fifteen percent (15%) below the per year amount set forth in
Section 3.1 hereof without the Employee's consent; (v) the relocation of the principal executive offices of the Company to a location outside the Greater Pittsburgh Metropolitan area or the Company's requiring the Employee to be based anywhere other than Company's principal executive offices except for required travel on Company's business; or (vi) any material reduction by the Company of the benefits enjoyed by the Employee under any of the savings, life insurance, medical, health-and-accident, disability or other employee welfare benefit plans or programs, including vacation days, corporate time, provided that this paragraph (vi) shall not apply to any proportional across-the-board reduction or action similarly affecting all executives of the Company; (vii) within sixty
(60) days of receipt of notice not to extend this Agreement, the employee may elect to resign for "Good Reason" in which case the notice not to extend shall constitute notice to the Company by the employee of the "Good Reason."

     Notwithstanding the foregoing, except as stated in (vii) of this section, no event of "Good Reason" shall be deemed to have occurred unless Employee provides to the President of the Company written notice of the facts and circumstances which Employee believes constitutes "Good Reason" under this
Section 4.1(c) and such facts and circumstances are not corrected or otherwise cured by the Company within thirty (30) days of receipt thereof.

     For purposes of this Agreement, a Change of Control shall be deemed to have occurred the earlier of (i) if, in any transaction or a series of related transactions consummated in a ninety day period, more than fifty percent (50%) of the then outstanding voting common stock of the Company is sold to a person or group; (ii) a merger or consolidation of the Company and another entity in which the Company is not the surviving corporation or in which more than fifty percent (50%) of the equity ownership of the Company changes and (iii) the sale of substantially all of the assets of the Company.

                (d) "Notice of Termination" shall mean written notice which shall indicate the specific termination or resignation provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination or resignation under the provision so indicated and shall include a certified statement of the Company President approving such termination in the case of a Termination by the Company for Cause or Without Cause.

                (e) "Date of Termination" shall mean the date specified in the Notice of Termination as the effective date the Employee's employment is terminated for any reason or the Employee's effective date of resignation, which ever is earlier.


                   Article 5. - Compensation Upon Termination
                   ------------------------------------------

          5.1.  Death.  If the Employee's employment hereunder terminates by
                -----
reason of his death, his beneficiaries shall be entitled to receive from the Company such amounts as are then provided pursuant to plans, programs or arrangements currently in effect or as approved from time to time by the Board of Directors.

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          5.2.  Disability.  If the Employee's employment hereunder terminates
                ----------
by reason of his Disability, the Company shall pay to the Employee for a period of one (1) month, payments on the regular pay dates in an amount equal to 100% of his then monthly salary, and for a period of five (5) months, payments on the regular pay dates, 60% of his then monthly salary, in addition thereto, the Employee shall be entitled to receive such amounts as are then provided pursuant to plans, programs or arrangements. The Company may carry insurance to cover this liability and in such case would not require a separate salary continuation.

          5.3.  By the Company with Cause or if the Employee Resigns or Quits
                -------------------------------------------------------------
without Good Reason.  If the Employee's employment hereunder is terminated by
-------------------
the Company for Cause, or if the Employee resigns or quits without good reason, the Company shall pay to the Employee his full base salary through the Date of Termination but at a rate no greater than that in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Employee under this Agreement.

          5.4.  By the Company Without Cause or by the Employee by Resignation
                --------------------------------------------------------------
for Good Reason.  If the Employee's employment hereunder is terminated by the
---------------
Company without Cause or is terminated by the Employee pursuant to his Resignation for Good Reason, then the Employee shall be entitled to the benefits provided below, which shall constitute complete satisfaction of the obligations of the Company to the Employee under this Agreement:

                (a) The Company shall pay the Employee his full annual base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

                (b) Subsequent to the Date of Termination, the Company shall pay as severance pay to the Employee, a lump sum payment equal to the Employee's full base salary at the rate then in effect for a period of twelve (12) months, or pay to the Employee the full base salary rate in the regular pay periods for twelve months from termination.

                (c) The Company will provide health care benefits as provided prior to termination for the employee and eligible dependents for twelve (12) months at no cost to the employee. This period will not reduce the eligible COBRA period.

                (d) The Employee shall not be required to mitigate the amount of any payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, or otherwise.

                (e) Notwithstanding any provisions herein to the contrary, the Employee shall be entitled to receive all benefits to which the Employee is entitled under the terms of any of the Company's qualified employee benefit plans and any other plan, program or arrangement relating to retirement or other benefits including, without limitation, any employee stock ownership plan or any plan now in effect which is established (with approval of the Board of Directors) as a supplement to any of the aforenamed plans, except as otherwise provided in such plans as a result of the Employee's termination of employment.

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                     Article 6. - Duties of Employee After
                     -------------------------------------

                           Termination of Employment
                           -------------------------

          Following any termination of Employee's employment and for a period of ninety (90) days thereafter, the Employee shall fully cooperate with the Company in all matters relating to the winding up and orderly transfer of the Employee's work on behalf of the Company. Not later than the effective date of any termination of the employment, the Employee will immediately deliver to the Company any and all of the Company's property of any kind or nature whatsoever in the Employee's possession, custody or control, including, without limitation any and all Confidential Information as that term is defined in Section 7 of this Agreement.


          Article 7. - Confidential Information; Invention Assignment
          -----------------------------------------------------------

          7.1.  Confidential Relationship.  Employee understands and agrees that
                -------------------------
all company manuals, company policies, marketing plans and surveys, product designs, schematics, specifications and product location and installation data, formulae, processes, methods, machines, compositions, customer information, ideas, inventions, financial information and plans of the Company and all records, correspondence, files, customer lists, data and other information pertaining to or concerning the Company, its principals, vendors and customers (collectively the "Confidential Information") contain valuable confidential information that is owned by the Company, and, therefore, that during the period of employment hereunder and at all times thereafter, Employee shall not utilize such Confidential Information for his own benefit or for the benefit of any person or entity other than the Company, nor shall he divulge or communicate any such Confidential Information to any person or entity without the express authorization of the Company. The Employee agrees that, on the termination of his employment, he will immediately surrender to the Company any and all Confidential Information in his possession pertaining to the Company and its business.

          7.2.  Assignment of Rights.  All inventions, discoveries, designs,
                --------------------
developments, technology, computer programs, writings and reports that are made or conceived of by the Employee in the course of his employment with the Company, whether or not patentable or copyrightable, shall become and remain the sole property of the Company without additional compensation to Employee. The Employee recognizes that all such works shall be considered works-for-hire and hereby transfers and assigns any right, title, copyright and interest that Employee acquires in such works to the Company and will, from time to time, give the Company all reasonable assistance, execute all papers and do all things that may reasonably be required to protect and preserve the rights of the Company in such works.

          7.3.  No Breach of Other Obligations.  The Employee represents that,
                ------------------------------
in the course of performing services for the Company, he will not breach any agreement he may have with others with respect to confidential information, and will not bring to the Company or use in any way any materials or documents obtained from others under an agreement of confidentiality.

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                        Article 8. - Source of Payments
                        -------------------------------

          All payments provided for under this Agreement shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment unless specifically permitted herein. No trust or fiduciary relationship with respect to payments shall be deemed created hereby and, to the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the rights of a general creditor of the Company.

                          Article 9. - Miscellaneous
                          --------------------------

          9.1.  Indulgences, Etc.  Neither the failure nor any delay on the part
                ----------------
of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          9.2.  Notices.  All notices or communications hereunder shall be in
                -------
writing, addressed as follows:

                To the Company:

                President
                Universal Stainless & Alloy Products, Inc.
                600 Mayer Street
                Bridgeville, PA  15017


                To the Employee:

                Daniel J. DeCola
                2257 Chicora Road
                Chicora, PA  16025

Any such notice or communication shall be sent by certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

          9.3.  Assignment; Agreement.  This Agreement shall be binding upon and
                ---------------------
inure to the benefit of the heirs and personal representatives of the Employee, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

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       The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of his Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated his employment pursuant to his Resignation for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be the Date of Termination. As used in this Agreement, "Company" shall mean as hereinbefore defined and any successor to the business and/or assets as aforesaid of either of them which assumes and agrees to perform this Agreement by operation of law or otherwise.

          9.4.  Entire Agreement; Amendment.  This Agreement represents the
                ---------------------------
entire agreement of the parties with respect to the subject matter hereof and will supersede all prior agreements and understandings between the Employee and the Company regarding the subject matter herein. This Agreement may be amended or any provision hereof waived at any time only by written agreement of the parties hereto.

          9.5.  Governing Law.  This Agreement and its validity, interpretation,
                -------------
performance and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions of such laws.

          9.6.  Severability.  If, for any reason, any provision of this
                ------------
Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision that is not held so invalid, and the remainder of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          9.7.  Headings.  The Article and Section headings in this Agreement
                --------
are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

          9.8.  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the day and year first written above.



                           UNIVERSAL STAINLESS & ALLOY
                            PRODUCTS, INC.


                           By:
                               -------------------------
                                   C.M. McAninch
                           Title:  President & CEO
                                  ----------------------


                           EMPLOYEE


                               -------------------------
                                   Daniel J. DeCola



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